SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 8, 2004


                          DATA SYSTEMS & SOFTWARE INC.
--------------------------------------------------------------------------------
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)


           Delaware                       0-19771             22-2786081
--------------------------------------------------------------------------------
(States or Other Jurisdiction   (Commission file Numbers)    (IRS Employer
      of Incorporation)                                     Identification Nos.)


                     200 Route 17, Mahwah, New Jersey 07430
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrants' telephone number, including area code (201) 529-2026



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR
      240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  MATERIAL AGREEMENTS.

On September 9, 2004, the Registrant entered into a definitive agreement with certain other shareholders of Comverge, Inc. Series A Preferred Stock for the sale by the Registrant to such other shareholders of shares of Comverge Series A Preferred Stock at an aggregate purchase price of $1 million. The closing of the transaction was completed on or about September 9, 2004.

After giving effect to the transaction, the Registrant will continue to hold 34% of the outstanding capital stock of Comverge, consisting of 1,078,657 shares of Series A Preferred Stock, 35,996 shares of Series A-2 Preferred Stock, and 4,415,309 shares of Common Stock.

The transaction will result in the recognition of gain on the sale by the Registrant in the third quarter of 2004. The Registrant expects that the addition to its shareholders equity resulting from the gain on such sale will be sufficient to assure continued compliance by the Registrant with the $2.5 million minimum shareholders equity requirement of the maintenance standards of The Nasdaq SmallCap Market. The Registrant's shareholder equity as reflected in its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 was $2.68 million.

This Current Report on Form 8-K includes forward-looking statements which are subject to risks and uncertainties. Actual results may differ from those projected or implied by such forward-looking statements. The Registrant's shareholders equity at September 30, 2004 and at the end of future reporting periods may be affected by many factors including (i) net income or loss from operations, (ii) currency fluctuations and/or (iii) periodic evaluations of goodwill for impairment required by generally accepted accounting principles. There is no assurance that the additional shareholders equity from the gain on the transaction described in this report will be adequate for the Registrant to maintain compliance within the minimum shareholders equity requirement at September 30, 2004 or at the end of future reporting periods. A discussion of risks and uncertainties which may affect the Company's business generally is included in "Business--Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of September, 2004.


                              DATA SYSTEMS & SOFTWARE, INC.


                              By: /s/ GEORGE MORGENSTERN
                                  ---------------------------------------------
                                  Name: George Morgenstern
                                  Title:  President and Chief Executive Officer